August 1, 2019

CynergisTek, Inc.
Board of Directors

Re: Resignation as Director

Ladies and Gentlemen:

I hereby resign as a member of the Board of Directors of CynergisTek, Inc. (the "Company"), including as a member of any and all committees of the Company's Board of Directors on which I presently serve, effective as of August 1, 2019. This resignation is not a result of a disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Very truly yours,

Drexel DeFord